NDB LLP
Accountants & Consultants
Report of Independent Registered Public Accounting Firm
Senior Management
Rialto Capital Advisors, LLC
We have examined Management's Assertion, included in the accompanying Management's Assertion on
Compliance with Applicable Regulation AB Servicing Criteria ("Management Assertion"), that Rialto
Capital Advisors, LLC ("Rialto"), complied with the servicing criteria set forth in Item 1122(d) of the
Securities and Exchange Commission's (SEC) Regulation AB with respect to the commercial mortgage loan platform ("Regulation AB Platform") as defined in the Management Assertion related to the below-
named Commercial Mortgage-Asset Backed Securities Transactions, except for any instances of material non-compliance described therein, as of December 31, 2014, and for the reporting period of January 1,
2014, to December 31, 2014, or the applicable shorter period there within, excluding criteria 1122
(d)(1)(iii), (d)(3)(ii), (d)(3)(iii), (d)(3)(iv), (d)(4)(iv), (d)(4)(v), (d)(4)(ix), (d)(4)(x) (d)(4)(xi), (d)(4)(xii),
(d)(4)(xiii), (d)(4)(xiv), and (d)(4)(xv), which management has determined are not applicable to the activities performed by Rialto with respect to the platform.
Pooling and Servicing Agreements
Applicable Certification Period
WFRBS 2012-C8
January 1, 2014, to December 31, 2014
FDIC 2012-C1
January 1, 2014, to December 31, 2014
WFCM 2012-LC5
January 1, 2014, to December 31, 2014
UBS-Barclays 2012-C3
January 1, 2014, to December 31, 2014
UBS-Barclays 2012-C4
January 1, 2014, to December 31, 2014
GSMS 2012-GCJ9
January 1, 2014, to December 31, 2014
JPMCC 2012-LC9
January 1, 2014, to December 31, 2014
COMM 2013-LC6
January 1, 2014, to December 31, 2014
WFRBS 2013-C12
January 1, 2014, to December 31, 2014
UBS-Barclays 2013-C6
January 1, 2014, to December 31, 2014
GSMS 2013-GCJ12
January 1, 2014, to December 31, 2014
WFRBS 2013-C14
January 1, 2014, to December 31, 2014
WFRBS 2011-C5
January 1, 2014, to December 31, 2014
WFCM 2013-LC12
January 1, 2014, to December 31, 2014
WFRBS 2011-C2
January 1, 2014, to December 31, 2014
WFRBS 2011-C3
January 1, 2014, to December 31, 2014
WFRBS 2011-C4
January 1, 2014, to December 31, 2014
UBS-Citigroup 2011-C1
January 1, 2014, to December 31, 2014
UBS 2012-C1
January 1, 2014, to December 31, 2014
WFRBS 2012-C6
January 1, 2014, to December 31, 2014
GSMS 2011-GC3
January 1, 2014, to December 31, 2014
COMM 2013-LC13
January 1, 2014, to December 31, 2014
WFRBS 2013-C16
January 1, 2014, to December 31, 2014
GSMS 2013-GCJ16
January 1, 2014, to December 31, 2014
WFRBS 2013-C17
January 1, 2014, to December 31, 2014
GSMS 2012-GC6
January 1, 2014, to December 31, 2014
MSBAM 2013-C13
January 1, 2014, to December 31, 2014
COMM 2014-CCRE14
January 22, 2014, to December 31, 2014
MSBAM 2014-C14
February 14, 2014, to December 31, 2014

WFRBS 2014-LC14
February 20, 2014, to December 31, 2014
COMM 2014-LC15
March 25, 2014, to December 31, 2014
WFRBS 2014-C20
May 13, 2014, to December 31, 2014
COMM 2014-CCRE18
June 27, 2014, to December 31, 2014
CGCMT 2014-GC23
August 7, 2014, to December 31, 2014
MSBAM 2014-C17
August 14, 2014, to December 31, 2014
COMM 2014-UBS5
September 23, 2014, to December 31, 2014
MSBAM 2014-C18
September 29, 2014, to December 31, 2014
COMM 2012-CCRE4
October 6, 2014, to December 31, 2014
COMM 2012-LC4
October 6, 2014, to December 31, 2014
WFRBS 2014-C24
November 18, 2014, to December 31, 2014
JPMBB 2014-C25
November 24, 2014, to December 31, 2014
LCCM 2014-909
June 23, 2014, to December 31, 2014
MLMI 1998-C3
June 19, 2014, to December 31, 2014
Carefree Portfolio Trust 2014-CARE MZ A
November 26, 2014, to December 31, 2014
WFCM 2014-LC18
December 30, 2014, to December 31, 2014
Management is responsible for Rialto's compliance with the servicing criteria. Our responsibility is to express an opinion on Management's Assertion about Rialto's compliance with the relevant servicing criteria based on our examination.
Our examination was conducted in accordance with standards of the Public Company Accounting
Oversight Board (PCAOB) (United States) and, accordingly, included examining on a test basis, evidence about Rialto's compliance with the servicing criteria and performing such other procedures as we considered necessary in the circumstances. Our examination included a selection of samples of transactions and compliance activities related to the platform during the examination period and determining whether Rialto processed those transactions and performed those activities in compliance with the relevant servicing criteria. Our testing of selected transactions and compliance activities was limited to calculations, reports, and activities performed by Rialto during the period covered by this report. Our procedures did not include determining whether errors may have occurred prior to our tests that may have affected the balances or amounts calculated or reported by Rialto during the period covered by this report for the selected transactions or any other transaction. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination on
Rialto's compliance with the servicing criteria.
In our opinion, Management's Assertion that Rialto complied with the relevant servicing criteria related to the aforementioned Commercial Mortgage-Asset Backed Securities Transactions, backed by the mortgage collateral pledged under such Commercial Mortgage-Asset Backed Securities Transactions, as of
December 31, 2014, and the aforementioned reporting period then ended, is fairly stated, in all material respects.
/s/ NDB Accountants & Consultants, LLP
Atlanta, Georgia.
March 5, 2015.
NDB, A PCAOB Registered CPA Firm